UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): November 14, 2014

NEW SOURCE ENERGY PARTNERS L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35809	38-3888132
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
914 North Broadway, Suite 230
Oklahoma City, Oklahoma 73102
(405) 272-3028
(Address of Principal Executive Offices, Including Zip Code)
Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On June 26, 2014, New Source Energy Partners L.P. ("NSLP" or the "Partnership") completed its acquisition of all of the outstanding membership interests in Erick Flowback Services, LLC and all of the outstanding membership interests in Rod's Production Services, L.L.C. (collectively, the "Services Acquisition"). Total consideration was approximately $130 million, consisting of (i) cash of approximately $57.3 million, (ii) 1,442,644 Partnership common units, including 30,867 common units for employees, valued at approximately $33.8 million based on the closing price of NSLP common units on the acquisition date, or June 26, 2014, (iii) contingent consideration valued at approximately $22.0 million, and (iv) the assumption of debt of approximately $16.8 million. Total consideration does not include 401,171 common units issued for the future settlement of phantom units awarded to employees as these phantom unit awards are considered compensation arrangements for future service.
On April 29, 2014, the Partnership completed a public offering of 3,450,000 common units at a price of $23.25 per unit (the "Equity Offering"). Net proceeds from the offering were approximately $75.8 million after deducting underwriter discounts and offering costs. A portion of these proceeds were used to fund the cash portion of the consideration for the Services Acquisition.
On March 29, 2013, the Partnership acquired from New Source Energy Corporation, Scintilla, LLC (“Scintilla”) and W.K. Chernicky, LLC certain oil and gas properties, located in the Golden Lane field and in the Luther field (the "March Acquisition"). On October 4, 2013, the Partnership acquired from Scintilla working interests in 25 producing wells and related undeveloped leasehold rights in the Southern Dome field in Oklahoma County, Oklahoma (the "October Acquisition"). On November 12, 2013, the Partnership acquired from MCE, LLC all of the limited partnership interests in MCE, LP, a Delaware limited partnership (“MCE LP”), and all of the membership interests in MCE GP, LLC, a Delaware limited liability company and the general partner of MCE LP, (collectively, the "MCE Acquisition").
NSLP is filing this Current Report on Form 8-K to update the previously filed pro forma financial information that gives effect to the Services Acquisition, the Equity Offering, the March Acquisition, the October Acquisition and the MCE Acquisition. NSLP's pro forma financial information is filed as Exhibit 99.1 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits:

99.1
Unaudited Pro Forma Condensed Combined Financial Information. Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 and the related notes showing the pro forma effects of the Services Acquisition, the Equity Offering, the March Acquisition, the October Acquisition and the MCE Acquisition.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

New Source Energy Partners L.P.

	By:	New Source Energy GP, LLC, its general partner

Dated: November 14, 2014	By:	/s/ Kristian B. Kos
	Name:	Kristian B. Kos
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1
Unaudited Pro Forma Condensed Combined Financial Information. Unaudited Pro Forma Condensed Combined Statements of Operations for the nine months ended September 30, 2014 and the year ended December 31, 2013 and the related notes showing the pro forma effects of the Services Acquisition, the Equity Offering, the March Acquisition, the October Acquisition and the MCE Acquisition.